Exhibit 10.1

FIFTH AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FIFTH AMENDMENT TO PURCHASE AND SALE AGREEMENT (“Amendment”) is entered into by and between WEM Dragon, LLC, a Utah limited liability company (“DRAGON”), and Black Dragon Energy, LLC, a Nevada limited liability company (“BLACK”) and effective as of March 1, 2017. DRAGON and BLACK may be referred to herein, each individually, as a “Party” and, collectively, as the “Parties.”

WHEREAS, the Parties are party to that certain Purchase and Sale Agreement by and between BLACK and DRAGON dated effective March 1, 2017 (the “PSA”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the PSA;

WHEREAS, the Parties entered into that certain First Amendment to Purchase and Sale Agreement dated effective as of March 1, 2017 (“First Amendment”) for the purpose of modifying Section 2.1, Section 3.1, Section 3.2, Section 3.4, and Section 3.5 of the PSA;

WHEREAS, the Parties entered into that certain Second Amendment to Purchase and Sale Agreement dated effective as of March 1, 2017 (“Second Amendment”) for the purpose of modifying Section 2.1, Section 3.1.3, and Section 3.5 of the PSA;

WHEREAS, the Parties entered into that certain Third Amendment to Purchase and Sale Agreement dated effective as of March 1, 2017 (“Third Amendment”) for the purpose of modifying Section 2.1 of the PSA;

WHEREAS, the Parties entered into that certain Fourth Amendment to Purchase and Sale Agreement dated effective as of March 1, 2017 (“Fourth Amendment”) for the purpose of modifying Section 2.1, Section 3.1, Section 3.4.4, Section 3.4.5, Section 4.4, Section 4.7, and Section 7.5, of the PSA (the PSA as modified by the First Amendment, Second Amendment, Third Amendment, and Fourth Amendment may hereinafter be referred to as the “Agreement”); and

WHEREAS, as permitted by and in accordance with Section 14.8 of the PSA the Parties desire to amend and modify the Agreement as set forth below.

NOW, THEREFORE, for and in consideration of the mutual covenants, agreements, and promises contained herein, the benefits to be derived by each Party hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, DRAGON and BLACK do hereby contract, stipulate, consent, and agree as follows:

1.	The definition of “Payment Deadline” in Section 2.1 of the Agreement is amended to read as follows:

“Payment Deadline” shall be August 1, 2020.

2.	The “Obligation Deadline” as set forth in Section 4.4 of the Agreement is hereby changed from May 31, 2020 to “August 1, 2020, or earlier as may be required to meet drilling obligations under the respective Unit Agreements”.

WEM Dragon-Black Dragon Energy PSA 5th Amendment

3.	Section 4.7 of the Agreement is hereby amended to read as follows:

4.7	Reworking of Wellington Flats Well. On or before August 1, 2020, BLACK shall file all paperwork with the appropriate agencies (without limitation, including the BLM, Utah DOGM, and SITLA) necessary to take over as licensed and bonded operator of record for (i) the Wellington Flats 15-11-18E well (the “Wellington Flats Well”), (ii) the Spit Fire Unit, and (iii) the Dragon Unit. Additionally, on or before August 1, 2020, at BLACK’s sole cost and expense and as part of and subject to BLACK’s Carry Obligation under Section 4.1, re-enter and perform workover operations reasonably aimed at cleaning out the bore of the Wellington Flats Well and restoring that well to production. If after those operations that well is capable of production, BLACK shall thereafter continue to operate that well as a reasonably prudent operator pursuant to the JOA.

4.	The deadline for Bond Replacement set forth in Section 7.5 of the Agreement is hereby changed from July 1, 2019 to August 1, 2020.

5.	BLACK’s obligation to make 60 Day Payments as set forth in Section 3.4.2 of the Agreement are suspended for the period from October 1, 2019 to August 1, 2020, with the next 60 Day Payment to be due on August 1, 2020, and subsequent 60 Day Payments to be due every 60 days thereafter pursuant to the Agreement.

6.	No Other Amendments. All other terms of the Agreement not amended hereby remain in full force and effect as originally set forth.

7.	This Amendment may be executed by facsimile or other means of electronic communication capable of reproducing a printed copy and by counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

8.	This Amendment has been duly executed on behalf of the parties hereto effective as of the date first written above.

9.	TIME IS OF THE ESSENCE UNDER THIS AMENDMENT. Thus, all time limits shall be strictly construed and enforced. The failure or delay of any Party in enforcing the rights and obligations detailed in the Agreement or this Amendment shall not constitute a waiver, nor shall such failure be the basis for estoppel. Such Party may exercise its rights under this Agreement and/or Amendment despite any delay or failure to enforce the rights when the right or obligation arose.

10.	This Amendment has been duly executed on behalf of the parties hereto effective as of the date first written above, provided that, if BLACK fails to timely (i) assume operatorship of the Wellington Flats Well and the Units pursuant to Section 4.7.1, (ii) rework the Wellington Flats Well pursuant to Section 4.7.2; or (iii) make bond replacement deliveries pursuant to Section 7.5; or if Fortem fails to timely ratify this Amendment and agree to be bound hereby, then in any such event this Amendment shall, immediately and without notice by or to either Party, be rendered void and of no effect and the Agreement shall remain unaltered hereby.

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WEM Dragon-Black Dragon Energy PSA 5th Amendment

IN WITNESS WHEREOF, this Fifth Amendment is executed, agreed to, and accepted by the Parties as of the 22nd day of May, 2020.

DRAGON:
WEM DRAGON, LLC

By:	Wasatch Energy Management, LLC, as manager of WEM Dragon, LLC

By:	/s/ Daniel Gunnell
Name:	Daniel Gunnell
Title:	Manager of Wasatch Energy Management, LLC

BLACK:
Black Dragon Energy, LLC

By:	/s/ Michael Caetano
Name:	Michael Caetano
Title:	Manager

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WEM Dragon-Black Dragon Energy PSA 5th Amendment